EXHIBIT 99.1

Cassava Announces Closure of U.S. Department of Justice Investigation

AUSTIN, Texas, Feb. 19, 2026 (GLOBE NEWSWIRE) -- Cassava Sciences, Inc. (NASDAQ: SAVA, “Cassava”, the “Company”), a biotechnology company focused on developing novel, investigational treatments for central nervous system (CNS) disorders such as Tuberous Sclerosis Complex (TSC)-related epilepsy, today announced that the U.S. Department of Justice Fraud Section (DOJ) has closed its inquiry into the Company regarding allegations of research misconduct as described in the indictment in United States v. Wang, 8:24-cr-000211-TDC (D. Md.). That indictment was dismissed with prejudice by DOJ on October 23, 2025.

As previously disclosed, the Company reached a settlement with the U.S. Securities and Exchange Commission (SEC) of negligence-based disclosure charges in September 2024 and paid a monetary penalty without admitting or denying the SEC’s allegations.

The Company cooperated fully with both the DOJ and SEC investigations. These outcomes end the investigations of the Company by the DOJ and SEC.

“We welcome the resolution of these investigations and remain dedicated to maintaining the trust of all our stakeholders. As we move forward, we will continue to focus our efforts on developing a novel treatment for TSC-related epilepsy,” said Richard J. Barry, President and Chief Executive Officer of Cassava.

About Cassava Sciences, Inc.

Cassava Sciences, Inc. (NASDAQ: SAVA), is a biotechnology company focused on developing novel, investigational treatments, including simufilam, for central nervous system disorders, such as tuberous sclerosis complex (TSC)-related epilepsy, and potentially other indications.

For more information, please visit: https://www.CassavaSciences.com

For More Information Contact:
Investors
Sandya von der Weid
svonderweid@lifesciadvisors.com

Company
Eric Schoen, Chief Financial Officer
(512) 501-2450
ESchoen@CassavaSciences.com
IR@cassavasciences.com

Cautionary Note Regarding Forward-Looking Statements: add a few notes on the paper

This news release contains forward-looking statements. Forward-looking statements may be identified by words such as “anticipate”, “before”, “believe”, “could”, “expect”, “forecast”, “intend”, “may”, ”pending”, “plan”, “possible”, “potential”, “prepares for”, “will”, and other words and terms of similar meaning.

Such statements are based on our current expectations and projections about future events. Such statements speak only as of the date of this news release and are subject to a number of risks, uncertainties and assumptions, including, but not limited to, those risks inherent in drug discovery and development or specific to Cassava Sciences, Inc., as described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the period ended September 30, 2025, and subsequent reports periodically filed and to be filed with the SEC. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from expectations in any forward-looking statement. In light of these risks, uncertainties and assumptions, the forward-looking statements and events discussed in this news release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, we disclaim any intention or responsibility for updating or revising any forward-looking statements. For further information regarding these and other risks related to our business, investors should consult our filings with the SEC, which are available on the SEC's website at www.sec.gov.

All of our pharmaceutical assets under development are investigational product candidates. These have not been approved for use in any medical indication by any regulatory authority in any jurisdiction and their safety, efficacy or other desirable attributes, if any, have not been established in any patient population. Consequently, none of our product candidates is approved or available for sale anywhere in the world.

Our clinical results from earlier-stage clinical trials or preclinical studies may not be indicative of future results from later-stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements or any scientific data we present or publish.

We are in the business of new drug discovery and development. Our research and development activities are long, complex, costly and involve a high degree of risk. Holders of our common stock should carefully read our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and any other SEC filings in their entirety, including the risk factors therein. Because risk is fundamental to the process of drug discovery and development, you are cautioned to not invest in our publicly traded securities unless you are prepared to sustain a total loss of the money you have invested.